Exhibit 3



February 3, 1997



                   Each of the Reporting Persons hereby agrees to make this joint filing pursuant to Rule 13d-1(f) of the Exchange Act of 1934.




/s/ Todd A. Williams                        /s/ Stuart M. Rothenberg
-------------------------                   ----------------------------
Archon Group L.P                            The Goldman Sachs Group L.P.
By: Archon Gen-Par, Inc.                    By: The Goldman Sachs Corporation,
    (General Partner)                           (General Partner)
Name: Todd A. Williams                      Name:  Stuart M. Rothenberg
Title: Vice President                       Title: Managing Director




/s/ Todd A. Williams                        /s/ Stuart M. Rothenberg
-------------------------                   -----------------------------
Archon Gen-Par, Inc.                        Goldman, Sachs & Co.
Name: Todd A. Williams                      Name: Stuart M. Rothenberg
Title: Vice President                       Title: Managing Director